CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 17, 2018, relating to the financial statements and financial highlights, which appear in T. Rowe Price Africa & Middle East Fund, T. Rowe Price Asia Opportunities Fund, T. Rowe Price Emerging Europe Fund, T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price Emerging Markets Value Stock Fund, T. Rowe Price European Stock Fund, T. Rowe Price Global Growth Stock Fund, T. Rowe Price Global Stock Fund, T. Rowe Price International Concentrated Equity Fund, T. Rowe Price International Discovery Fund, T. Rowe Price International Value Equity Fund, T. Rowe Price International Stock Fund, T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund, T. Rowe Price New Asia Fund, and T. Rowe Price Overseas Stock Fund’s (sixteen of the funds comprising T. Rowe Price International Funds, Inc.) Annual Reports on Form N-CSR for the year ended October 31, 2018. We also consent to the use in this Registration Statement of our report dated November 14, 2018, relating to the financial statement of T. Rowe Price Capital Appreciation & Income Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 27, 2019